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Exhibit 99.1

PRESS RELEASE


								FOR IMMEDIATE RELEASE

         ***VERTEX INTERACTIVE ANNOUNCES PROFITABLE
                FISCAL THIRD QUARTER RESULTS ***

South Plainfield, New Jersey  (August 23, 2004) - Vertex
Interactive, Inc. (OTCBB:VETX), a leading provider of software technology for order fulfillment and warehouse management, today announced operating results for the fiscal third quarter ended
June 30, 2004.

Third Quarter Financial Results

For the fiscal third quarter ended June 30, 2004, Vertex announces a net profit of $588,464 or $0.01 per share compared to a net loss of $840,000 or $0.02 per share in the same period last year and a net loss of $186,000 in the preceding quarter. Results announced include the impact of $1,042,739 of extraordinary gains recognized from the settlement of claims in the quarter.

Operating revenues were $706,000, compared with $518,000 in the fiscal second quarter ended March 31, 2004 and $1 million for the same period last year.

Gross margin improved significantly to 52% from 38% for the same quarter last year due to an increase in high margin software sales.

Operating losses were substantially reduced to $188,000 (or breakeven on a per share basis) a substantial improvement over the $594,000 (or $.02 per share) loss for the same period last year and a sequential improvement over the $262,000 loss in the
previous quarter.   Selling & Administrative expenses fell 43%
to $520,000 from $909,000 million last year. (Included in the $504,000 of operating expenses for the current quarter is approximately $100,000 of expenses relating to the filing of a Registration Statement on Form S-1, which was filed to register shares underlying the issuance of $3,000,000 of convertible notes subscribed for by the NIR Group.)

In addition, the Company had $567,000 in cash, cash equivalents and restricted cash at June 30, 2004.
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Other Highlights

Funding

*	$3,000,000 of convertible debentures were sold. The last
tranche of this funding,  $750,000, was received on August
12, 2004

New Business

*	During the quarter the Company completed installation in
China of the previously announced $300,000 follow on order for one of the largest technology companies in the world.

*	Pipeline activity increase significantly during the period.

New Products

*	In July, we announced Release 4.0 of our eWMS Warehouse
Management Solution incorporating our event management tool, the Spontaneous Event Engine or SEE product.

*	Also in July, we announced the Release 3.0 of our Linux
Order Fulfillment System.

Management

*	Our management has been strengthened by the addition of Jim
Kanaley as Vice President, Sales, a 15 year veteran from Cisco Systems and Juniper Networks, among others.

Commenting on the results, Nicholas Toms, CEO, said, " We are gratified to be able to finally report a profitable quarter on the back of a sequential revenue increase. The recent $3 million of new capital raised in conjunction with the agreement by MidMark to convert approximately $7.2 million of debt into new equity is having a powerful effect in enabling the Company to stabilize the balance sheet and our business. Nonetheless during the long slow down, we managed to continue our new product development program which has resulted in a wide array of new product announcements over the past few months which are being well received in the marketplace. Expect movement in this vein in the near future. The addition of Jim Kanaley, with his wealth of experience from Cisco and Juniper Networks, among others will strengthen our tem and product offerings. "
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About Vertex Interactive

Vertex Interactive is an international provider of supply chain management technologies. Vertex offers a comprehensive range of software systems and tools, from point solutions, to integrated end-to-end hardware and software solutions, for enterprise-wide and collaborative supply chain optimization.
****************************************************************
Safe Harbor

Certain statements contained herein may be forward-looking in nature and are therefore subject to risks and uncertainties that could cause actual results to differ materially. The Company's recent acquisition history, progress toward completing the integration of its acquisitions, history of operating losses, current expense levels compared with its sales, and the state of development of its product portfolio, coupled with the overall economic and competitive operating environments pose a number of risks investors should take into consideration in connection with assessing our financial and operating results. A more detailed discussion of these and other important risk factors can be found in the documents filed with the Securities and Exchange Commission on forms 10-K and 10-Q. Towards the end of each fiscal quarter, Vertex Interactive will have a 'Quiet Period' when Vertex Interactive and its representatives will not comment concerning previously published financial expectations, and we disclaim any obligation to update during the Quiet Period. The public should not rely on previously published expectations during the Quiet Period. Investors should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and Vertex Interactive disavows and disclaims any obligation to do so.

Contact:	Investor Relations  908-756-2000

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

                VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                                    ASSETS
                                                      June 30,  September 30,
                                                        2004          2003
                                                    (Unaudited)
                                                   ------------ -------------

CURRENT ASSETS:
Cash and cash equivalents,                         $   164,654     $   25,265
Restricted Cash - short-term                           225,000             -
Accounts receivable, less
allowance for doubtful accounts
of $456,358 at June 30, 2004
and September 30, 2003                                 198,225        639,208
Inventories, net of valuation allowance                414,231        537,337
Prepaid expenses and other current assets               22,921         20,103
                                                   ------------   -----------
Total current assets                                 1,025,031      1,221,913


Equipment and improvements, net of
accumulated depreciation and
amortization of $1,351,779 at
June 30, 2004 and $1,320,152
at September 30, 2003                                   38,602         70,249

Capitalized software costs, net of accumulated
amortization of $318,331 at June 30, 2004 and
$231,513 at September 30, 2003                          28,938        115,756
Restricted cash - long-term                            193,750             -
Deferred financing costs,
net of accumulated amortization of $26,250             550,745             -
Other assets                                           111,270        111,273

                                                   ------------  ------------
Total assets                                       $ 1,948,336   $  1,519,191
                                                   ============  ============


See notes to condensed consolidated financial statements.

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

                   VERTEX  INTERACTIVE, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                    June 30,    September 30,
                                                      2004          2003
                                                 -------------  -------------
                                                  (Unaudited)
CURRENT LIABILITIES:
Notes payable - unrelated parties                 $1,227,500    $  1,869,236
Notes payable - related parties                    4,233,187       4,095,848
Convertible notes payable - related parties        2,294,324       2,294,324
Accounts payable                                   3,800,769       4,533,875
Net liabilities associated with subsidiaries
in liquidation                                     7,572,880       8,511,077
Payroll and related benefits accrual               2,063,721       2,622,354
Litigation related accruals                        3,655,323       4,077,665
Other accrued expenses and liabilities             5,153,916       4,870,759
Deferred revenue                                     386,251         305,243
                                                  -------------  -----------

Total current liabilities                         30,387,871      33,180,381

Long term convertible notes payable -
unrelated parties                                  2,250,000              0
                                                  -------------  -----------
Total liabilities                                 32,637,871     33,180,381
                                                  -------------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value
$.01 per share; 2,000,000  shares authorized,
1,356,852 shares issued and outstanding
($10,000,000 aggregate liquidation preference)       13,569           13,569
Series B preferred stock, par value $0.01 per
share; 1,000 shares authorized, 1,000 shares
issued and outstanding($1,000,000 aggregate
liquidation preference)                                  10               10
Series C preferred stock, par value
$0.01 per share; 10,000 shares authorized,
997 shares issued and outstanding ($997,000
aggregate liquidation preference)                        10               10
Common stock, par value $.005 per share;
75,000,000 shares authorized; 48,201,978
shares issued and outstanding                       241,011          241,011
Additional paid-in capital                      155,778,295      155,364,295
Unearned income                                    (400,000)        (400,000)
Accumulated deficit                            (184,588,430)    (184,332,055)
Accumulated other comprehensive loss             (1,666,760)      (2,480,790)
Less: Treasury stock, 87,712 shares of
common stock (at cost)                              (67,240)         (67,240)
                                               -------------    -------------
Total stockholders' deficiency                  (30,689,535)     (31,661,190)
                                               -------------    -------------

Total liabilities and stockholders' deficiency $  1,948,336     $  1,519,191
                                               =============    =============

See notes to condensed consolidated financial statements.
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